UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 18, 2021

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312)
474-1300
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 Par Value (Equity Residential)	EQR	New York Stock Exchange
7.57% Notes due August 15, 2026 (ERP Operating Limited Partnership)	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 18, 2021, Equity Residential (the “Company”), in its capacity as the sole general partner of ERP Operating Limited Partnership (the “Partnership”), entered into the Seventh Amended and Restated Agreement of Limited Partnership for ERP Operating Limited Partnership (the “Amended Partnership Agreement”). The Amended Partnership Agreement amended and restated the Sixth Amended and Restated Agreement of Limited Partnership for ERP Operating Limited Partnership, dated as of March 12, 2009, primarily to update certain provisions to properly comply with recent legislative changes and increased tax reporting requirements and to include general partner protective provisions as are typically included in real estate investment trust (“REIT”) operating partnership agreements to authorize the general partner to act in a manner consistent with REIT requirements.
The principal amendments made pursuant to the Amended Partnership Agreement include (capitalized terms used but not defined herein are ascribed the meanings thereto in the Amended Partnership Agreement):

•	Section 3.4 was amended to clarify that Capital Accounts will be maintained for each Partner with respect to each class or series of Units held by such Partner.

•	Section 5(C) and Section 9.1(xi) were added, and Section 9.4 was amended, to clarify that the Partnership will operate in a manner consistent with the Company’s REIT qualification.

•
Section 7.2(C) was amended in response to changes in applicable Treasury Regulations to provide a mechanism for Net Losses otherwise allocable only to the Company to be allocated to certain electing Partners.

•	Section 7.6 was added to provide that allocations when interests are transferred will be in compliance with applicable Treasury Regulations.

•	Section 9.7(D) was amended to clarify the tax treatment of the reimbursement of the General Partner’s expenses incurred on behalf of the Partnership.

•	Section 11.5 was added to incorporate the 2015 Budget Act Partnership Audit Rules.

•	Section 11.6 was added to reflect newly required tax basis capital information reporting obligations.
The Amended Partnership Agreement also includes a number of technical, conforming and clarifying changes. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended Partnership Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Seventh Amended and Restated Agreement of Limited Partnership for ERP Operating Limited Partnership, dated as of March 18, 2021 and effective as of January 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: March 24, 2021	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: March 24, 2021	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President and General Counsel

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